PRICE GUARANTY AGREEMENT

     PRICE GUARANTY AGREEMENT dated August __, 1998 (the "Closing Date") 1304516 Ontario Inc., an Ontario corporation ("Seller"), and AgriBioTech, Inc., a Nevada corporation ("ABT").

                                R E C I T A L S:

     A. Rothwell Seeds International Company ("Buyer") has agreed to purchase from the Seller an aggregate of ________ Class A Shares100 and voting the common shares of Oseco Inc., an Ontario corporation (the "Company"), pursuant to a Stock Purchase Agreement dated August __, 1998 (the "Stock Purchase Agreement") among the Seller, Gabriel A. Eros and Mary E. Eros (the "Shareholders"), the Buyer and ABT.

     B. Pursuant to Section 3(a) of the Stock Purchase Agreement, ABT will transfer to the Seller 100,000 shares of the common stock par value $.__ of ABT (the "ABT Shares").

     C. Pursuant to Section 3(c) of the Stock Purchase Agreement, Seller and the Shareholder have entered into a Lock-Up Agreement (the "Lock-Up Agreement") pursuant to which they have agreed that Seller will shall not sell, transfer or otherwise dispose of the ABT Shares except as specified in the Lock-Up Agreement and, pursuant to Section 3(c) of the Stock Purchase Agreement, ABT has agreed to enter into this Price Guaranty Agreement with Seller.

     Accordingly, in consideration of the foregoing recitals and the mutual covenants contained in this Agreement, the parties hereto hereby agree as follows:

     (1) ABT agrees to pay to Seller any deficiency realized in the Net Proceeds from sales by Seller of the ABT Share in accordance with the terms of the Lockup Agreement provided all of the ABT Shares are sold by June 1, 1999 and copies of sale confirmations and other documentation has been provided to ABT by Seller as required by the Lockup Agreement. As used herein, "Net Proceeds" means the remainder of subtracting customary sales commission and applicable stock transfer and sales taxes from the gross sales price of the ABT Shares sold pursuant to the Lockup Agreement. They shall be secured by a first priority security interest, whenever reasonably possible, on the fixed assets and equipment of the Company pursuant to the terms of a security agreement between ABT and Seller.

     (2) (a) The Net Proceeds shall be determined within 15 days following June 1, 1999:

          (b) Subject to the provisions of the Stock purchase Agreement and the Lock-Up Agreement, to the extent that the Net Proceeds of sales of ABT Shares pursuant to the Lock-Up Agreement are less then $2.06 million, ABT will pay to the Seller cash in an amount equal to any such deficiencies within 15 business days after June 1, 1999.

          (c) To the extent that the Net Proceeds of Sales of ABT Shares pursuant to the Lock-Up Agreement exceed $2.6 million, Seller will pay to ABT within 15 business days following June 1, 1999 an amount equal to such surplus of Net Proceeds.

          (d) Sellers shall prepare and deliver to ABT within 15 days after June 1, 1999 a cumulative statement, supported by documentation reflecting all sales of ABT Shares by Seller pursuant to the Lock-Up Agreement.

          (e) In the event that the Seller or the Shareholders offer, sell, transfer or otherwise dispose of the ABT Shares in violation of the Lock-Up Agreement, without the prior written consent of ABT,
               (i) ABT's obligations hereunder will immediately  terminate,  and
               (ii) all proceeds from the sale of all ABT Shares, whether such proceeds derive from sales made prior to, concurrent with or subsequent to such event of default, shall be paid to ABT.

     (3) Subject to Section 6, this Agreement shall inure to the benefit of and be binding upon ABT, its successors and assigns, and Seller.

     (4) Should any provision of this Agreement, for any reason whatsoever, be declared invalid, illegal, or incapable of being enforced in whole or in part, such decision shall not affect the validity of the remaining provisions, which will remain in full force and effect as if this Agreement had been executed with the invalid portion thereof deleted.

     (5) This Agreement shall be governed by, construed and enforced in accordance with the __________ _________ laws of the State of Nevada without giving to the choice of law rates thereof.

     (6) This Agreement and all rights hereunder are personal to the parties and shall not be assignable, and any purported assignment in violation thereof shall be null and void.

     (7) (a) All notices, requests, consents, and demands by the parties hereunder shall be delivered by hand, sent by facsimile transmission confirmed by a "hardcopy" sent by mail or overnight courier, recognized national overnight courier or by deposit in the United States Mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to be notified at the address set forth below:

                           (i)      if to the Seller to:
                                    R.R. 1
                                    Norrik, Ontario L0P IK0
                                    Attention: Gabriel A. Eros
                                    Telecopier: (905)877-3312

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

                                    with a copy to:
                                    Holmested & Sutton
                                    Suite 1201
                                    4 King Street West
                                    Toronto, Ontario
                                    Telecopier No.: (416)364-9918

                           (ii)     if to the Buyer or ABT to:

                                    AgriBioTech, Inc.
                                    120 Corporate Park Drive
                                    Henderson, Nevada 89014
                                    Attention: Johnny R. Thomas, President
                                    Telecopier No.: (888) 800-4841

                                    with a copy to:

                                    Snow Becker Krauss P.C.
                                    605 Third Avenue
                                    New York, New York  10158
                                    Attention: Elliot H. Lutzker, Esq.
                                    Telecopier No.:  (212) 949-7052

          (b) Notices given by mail shall be deemed effective on the earlier of the date shown on the proof of receipt of such mail or, unless the recipient proves that the notice was received later or not received, three (3) days after the date of mailing thereof. Other notices shall be deemed given on the date of receipt. Any party hereto may change the address specified herein by written notice to the other parties hereto.

     (8) In the event that ABT fails to make a payment to Seller required to be made by it hereunder within 30 days after receipt of written notice from Seller demanding such payment and Seller has fully complied with its obligations hereunder and under the Stock Purchase Agreement and the Lock-Up Agreement, ABT shall be in default under this Agreement with respect to such payment. Upon such default by ABT, Seller may declare a default under the Security Agreement and pursue all remedies to which it is entitled.

     (9) The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and such provisions, terms and conditions shall remain in full force and effect. No waiver of any term or any condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

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

     IN WITNESS WHEREOF, the parties hereto have executed this Guarantee as of the day and year first written above.

                                             1304516 Ontario Inc.


                                             By:/s/ Gabriel A. Eros
                                                -------------------
                                                Gabriel A. Eros
                                                President



                                                AGRIBIOTECH, INC.


                                             By:/s/ Kathleen L. Gillespie
                                                -------------------------
                                                Kathleen L. Gillespie
                                                Vice President